Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

July 3, 2012

Barclays Voyager Indices

July 2012

Table of Contents

1. Executive Summary 2

2. Pure Beta Voyager Methodology 4

3. Pure Beta Voyager Performance y g 10

4. Appendix: Pure Beta Methodology 15

5. Introduction to Commodity Index Investing 20

6. Certain Risk Considerations 26

7. Disclaimers 29

1	| Barclays Voyager Indices | 2012

Executive Summary

Barclays Voyager Indices (“Voyager”) are designed to provide investors exposure to commodities while limiting the potential downside of commodities investments.

Voyager employs an “Alpha Signal Test” twice a month that aims to identify an upward (bullish) market trend or downward (bearish) market trend for the component commodities that comprise a reference index (such as DJUBSCISM or S&P GSCI®) by analyzing historical or hypothetical historical price data.

If the Alpha Signal Test identifies a bullish market trend in a particular component commodity, then Voyager will maintain a directional long position for that component commodity. In such cases, Voyager will be exposed to the price performance of the underlying futures contracts for that component commodity.

If, on the other hand, the Alpha Test Signal identifies a bearish market trend in a particular Index Commodity, then

Voyager will create a market neutral allocation for that component commodity.

BXCS1489 Index Fees: this presentation is in connection with Bloomberg ticker BCC3C1XT Index. Note that

Bloomberg ticker BXCS1489 Index (“BXCS1489”) has fees of 0.30% per annum deducted from the performance figures. These fees are an estimate of a portion of the cost of index replication and will cause the value of any

Strategies or investments of the type described herein may involve a high degree of risk and the value of such strategies or investments may be highly volatile. Such risks include, without limitation,

risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. In certain transactions, investors may lose their investment or incur unlimited loss. This brief statement does not disclose all risks and other significant aspects in connection with transactions of the herein transacting on their own or through the of independent investments linked to BXCS1489 Index to decline.

type described herein. Prior to transacting, investors should ensure that they fully understand (either use expert advisors) the terms of the transaction and any legal, tax or accounting considerations applicable to them.

2	| Barclays Voyager Indices | 2012

Executive Summary

Voyager aims to:

– Provide directionally long “beta” exposure during bullish markets and market neutral “alpha” exposure during bearish markets.

the drawdown risk long only – Reduce associated with commodity index investing.

– Deliver absolute returns.

Voyager employs signals that identify if a commodity is in a bullish or bearish environment and allocates accordingly to a long or long/short position in such commodity.

The Voyager signals are tested twice per month on a commodity by commodity basis and are based on moving average and convergence measures of the underlying commodity futures contracts.

Voyager applied to DJ-UBSCISM has historically outperformed1 the DJ-UBSCISM

– Annualized outperformance1 of ~11.5%

– Reduced maximum drawdown1 by over 25%

~ USD 1 billion notional outstanding using Barclays Voyager technology2

The strategy can be applied to any commodity benchmark index/subindex, or customized basket

Voyager is independently calculated by Barclays’ Index, Portfolio and Risk Solutions (IPRS)

– Published under the Bloomberg tickers BCC3C1XP (ER) and BCC3C1XT (TR) (applied to DJ-UBSCISM)

Strategies or investments of the type described herein may involve a high degree of risk and the value of such strategies or investments may be highly volatile. Such risks include, without limitation,

risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. In certain transactions, investors may lose their investment or incur unlimited loss. This brief statement does not disclose all risks and other significant aspects in connection with transactions of the type described herein. Prior to transacting, investors should ensure that they fully understand (either on their own or through the use of independent expert advisors) the terms of the transaction and any legal, tax or accounting considerations applicable to them.

1 Source: Bloomberg, Barclays. Data are from 12/31/2001 to 6/29/2012. Voyager applied to DJ-UBSCISM was launched in June 2010. All information included above, prior to June 2010, is hypothetical historical. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this document is not intended to predict actual results and no assurances are given with respect thereto.

3 | Barclays Voyager Indices | 2012 2 Mostly in OTC products. Source: Barclays Capital, as of June 29, 2012. Voyager technology means any strategy that uses the technical signals to allocate positions in a commodity to a long enhanced beta position or a market neutral alpha position.

Pure Beta Voyager Methodology

4	| Barclays Voyager Indices | 2012

Voyager Allocation Process

The Voyager allocation process is run twice per

month and is designed to make a commodities

index more responsive to trends in the commodity

markets

Calculation of Technical Indicators

markets.

Technical indicators are used to measure market

trends and generate a signal for each commodity in

Signal

an index

– If the Voyager signal is “bullish”, Voyager will

make a directional long enhanced beta

Bullish Bearish

g

allocation.1

– If the Voyager signal is “bearish”, Voyager will

make a market neutral “alpha” allocation.2

Enhanced beta allocation Alpha allocation

Long Enhanced Beta Index/

During each allocation process, the weights of the

Voyager index are rebalanced to equal the weights

of the reference commodity index.

Long Enhanced Beta Index Short Nearby Index

y

1 A directional long enhanced beta allocation means the Voyager index will hold a long position in the contract selected.

2 A market neutral alpha allocation means the Voyager index will hold a long position in the contract selected plus a short position in the first futures contract.

5	| Barclays Voyager Indices | 2012

Moving Average

- Moving average is the average price over a specified time period and is perhaps the most commonly used indicator in technical analysis.
- Moving averages tend to smooth out short-term fluctuations and highlight longer-term trends or cycles.
- Moving averages can be used to predict and/or confirm price trends and price direction.

Fast and Slow Moving Averages for WTI Crude Oil[1]



Index
600
500
400
300
200
100
0
Dec-01
Sep-02
Jun-03
Mar-04
Dec-04
Sep-05
Jun-06
Mar-07
Dec-07
Sep-08
Jun-09
Mar-10
Dec-10
Sep-11
Jun-12
Date
Crude Oil Excess Return Index
250-day moving average (slow moving average)
20-day moving average (fast moving speed)

- **Fast Moving Average** uses a short observation period generating a short-term price trend
- **Slow Moving Average** uses a long observation period generating a long-term price trend
- As changes in price occur, fast moving averages reflects these changes quicker than slow moving averages
- Comparing fast moving averages to slow moving averages can be used to signal a change in price trend or direction

1 Source: Bloomberg. Data are from 12/31/2001 to 6/29/2012.

You should not rely on historical information. Such historical information is not indicative of future performance.

6 | Barclays Voyager Indices | 2012

BARCLAYS

Voyager Signals – Sector by Sector

Each commodity sector has its own supply and demand characteristics. As a result, different fast and slow moving averages are utilized.1

The fast and slow moving averages for each sector were determined based on analysis of:

– Signal stability

– Calmar ratio2

Fast Moving Average Slow Moving Average

Energy 20 250

Commodity Sector

Observation Period (# of Trading Days)

Industrial Metals 30 190

Agriculture / Livestock 40 100

Precious Metals N/A N/A

1	Precious metals are always allocated to a long nearby allocation.

2 Calmar ratio is a risk adjusted measure of return and is calculated by dividing average annual return by maximum drawdown using the last three years of data.

Maximum drawdown is defined as the largest decline from a historical peak to bottom in the value of the reference commodity.

7	| Barclays Voyager Indices | 2012

Voyager Signals – Allocation

Fast Moving Average ABOVE Slow Moving Average Fast Moving Average BELOW Slow Moving Average

Converging Diverging

average

Fast moving average

Slow moving average Slow moving average

B lli h Si l B ihSi l

Slow moving Fast moving average Fast moving average

Bullish Signal Bearish Signal

Bullish signals are identified when either of the following 2 conditions is satisfied:

1) The fast moving average is above the slow moving average; or

2) The fast moving average is below the slow moving average, and the fast and slow moving averages are converging

Bearish signals are identified when following condition is satisfied:

The fast moving average is below the slow moving average, and the fast and slow moving averages are diverging.

Convergence/divergence is calculated as the slope of the difference of the moving averages over 5 business days prior to the Voyager allocation process.

8	| Barclays Voyager Indices | 2012

Allocation Example: WTI Crude Oil

Allocation between Enhanced Beta and Alpha for WTI Crude Oil2

Each commodity sector has its own supply and demand characteristics. As a result, different fast and slow moving averages are utilized for each commodity sector.

As part of the energy sector, WTI Crude Oil is using:

– A 20-day fast moving average

– A 250-day slow moving average

1750

2000

Index

100%

Alpha Allocation

WTI – Alpha Position

V WTICdOil

600

Index Crude Oil Excess Return Index

250-day MA (slow moving average)

20-day MA ( fast moving average)

Aiming to Reduce the Drawdown Risk1 Fast and Slow Moving Averages for WTI Crude Oil1

750

1000

1250

1500

Voyager WTI Crude Oil

Pure Beta WTI Crude Oil

Nearby WTI Crude Oil

200

300

400

500

y g g)

0

250

500

Dec-01

Sep-02

Jun-03

Mar-04

Dec-04

Sep-05

Jun-06

Mar-07

Dec-07

Sep-08

Jun-09

Mar-10

Dec-10

Sep-11

Jun-12

Date

0% 0

100

Dec-01

Jul-02

Feb-03

Sep-03

Apr-04

Nov-04

Jun-05

Jan-06

Aug-06

Mar-07

Oct-07

May-08

Dec-08

Jul-09

Feb-10

Sep-10

Apr-11

Nov-11

Jun-12

Date

1 Source: Bloomberg. Data are from 12/31/2001 to 6/29/2012. Voyager as applied to DJ-UBSCISM was launched in June 2010. All information included above, prior to June 2010, is hypothetical historical. Pure Beta as applied to DJ-UBSCISM was launched in October 2009. All information included above, prior to October 2009, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this document is not intended to predict actual results and no assurances are given with respect thereto.

2 A ll ti t h d b t th V i d ill h ld l iti i th t t l t d A ll ti t l h th V i d ill h ld l iti i An allocation to enhanced beta means the Voyager index will hold a long position in the contract selected. An allocation to alpha means the Voyager index will hold a long position in the contract selected plus a short position in the first futures contract.

9 | Barclays Voyager Indices | 2012

Pure Beta Voyager Performance

10 | Barclays Voyager Indices | 2012

Historical and Hypothetical Historical Performance

Voyager applied to DJ-UBSCISM is designed to deliver

absolute returns

– Utilizes Pure Beta as the beta enhancement

650

750

Index

Voyager Performance1

Live since June 2010

Roughly USD 900mm notional outstanding (mostly in

OTC products)2

V h hit i ll t f dittditi l d

150

250

350

450

550

Voyager has historically outperformed its traditional and

enhanced beta counterparts1:

– Annualized outperformance of ~11.5% over DJUBSCISM

and ~5.5% over Pure Beta

50

Dec-01

Sep-02

Jun-03

Mar-04

Dec-04

Sep-05

Jun-06

Mar-07

Dec-07

Sep-08

Jun-09

Mar-10

Dec-10

Sep-11

Jun-12

Date

V P B DJUBS

– Lower volatility

– Reduced maximum drawdown (over 25%

reduction)

Voyager Pure Beta Comparative Statistics1

Pure Return Voyager DJUBSSM

Published on Bloomberg:

– (ER): Bloomberg ticker BCC3C1XP Index

– (TR): Bloomberg ticker BCC3C1XT Index

Return (p.a.) 17.38% 12.06% 5.92%

Vol (ann.) 14.20% 17.65% 18.25%

Risk & Beta 1 Source: Bloomberg. Data are from 12/31/2001 to 6/29/2012. Voyager as applied to DJ-UBSCISM was launched in June 2010. All information included above, prior to June 2010, is hypothetical historical. Pure Beta as applied to DJ-UBSCISM (BCC3C1PT Index) was launched in October 2009. All information included above, prior to October 2009, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this presentation is not intended to predict actual results and no assurances are given with respect thereto.

2	Source: Barclays as of July 2012 in OTC products and securities.

11 | Barclays Voyager Indices | 2012

Historical and Hypothetical Historical Performance

Heat Map of historical and hypothetical historical monthly performance of Voyager* (shaded boxes indicate hypothetical historical data)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2002	-0.2%	2.3%	9.2%	1.5%	-0.1%	2.2%	0.0%	3.9%	2.7%	-1.7%	0.1%	5.1%	27.4%
2003	7.8%	3.7%	-6.1%	-0.3%	4.3%	-2.1%	0.7%	2.1%	0.1%	2.9%	0.3%	3.7%	17.7%
2004	3.0%	7.1%	2.7%	-0.7%	2.6%	-1.7%	5.3%	1.6%	4.5%	3.2%	-0.1%	-1.0%	29.4%
2005	2.0%	6.1%	4.5%	-3.9%	0.2%	2.1%	4.4%	6.4%	4.8%	-5.1%	1.2%	5.1%	30.7%
2006	4.3%	-2.9%	2.9%	8.1%	1.9%	-1.1%	0.6%	0.2%	0.4%	5.1%	5.2%	-2.5%	23.9%
2007	-1.4%	3.3%	2.3%	1.6%	0.0%	-0.7%	4.1%	-3.0%	7.0%	4.3%	-2.2%	4.9%	21.5%
2008	5.2%	12.4%	-5.5%	3.8%	4.9%	8.2%	-11.3%	-7.3%	-4.9%	-4.1%	1.2%	5.0%	5.0%
2009	-0.3%	-2.6%	5.1%	0.4%	13.1%	-1.8%	2.6%	0.1%	0.5%	2.3%	4.2%	2.2%	28.1%
2010	-6.8%	3.7%	2.8%	2.0%	-6.8%	-0.4%	1.8%	0.2%	6.3%	5.5%	0.1%	9.9%	18.4%
2011	1.7%	1.7%	2.9%	4.6%	-4.3%	-3.6%	3.2%	-1.3%	-10.6%	1.5%	1.5%	-3.9%	-7.3%
2012	2.3%	2.1%	-2.1%	-1.3%	-7.0%	1.8%							-4.4%

Difference between Pure Beta Voyager* and DJ-UBSCI℠ (historical and hypothetical historical monthly performance)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2002	0.5%	-0.3%	-1.1%	1.5%	1.4%	0.3%	0.5%	0.0%	-1.0%	-0.7%	-0.1%	0.2%	1.5%
2003	0.1%	0.4%	1.5%	0.4%	-1.5%	0.3%	0.1%	-1.9%	0.0%	-1.9%	0.6%	-3.7%	-6.3%
2004	1.2%	0.6%	-0.4%	1.0%	0.9%	2.5%	3.5%	3.4%	-2.3%	1.5%	1.1%	3.9%	20.2%
2005	0.9%	-0.9%	1.0%	1.9%	1.0%	0.4%	-0.1%	-1.1%	0.2%	1.2%	0.9%	1.9%	9.3%
2006	2.5%	3.3%	0.7%	1.3%	0.9%	0.4%	-2.6%	3.8%	6.4%	0.4%	-0.3%	2.1%	21.8%
2007	-1.6%	-0.1%	1.3%	0.5%	-0.1%	0.7%	2.0%	0.6%	-1.0%	1.0%	0.9%	0.3%	5.3%
2008	1.0%	0.2%	0.9%	0.3%	2.2%	-0.9%	0.5%	0.0%	6.6%	17.2%	8.2%	9.4%	40.6%
2009	5.1%	1.9%	1.5%	-0.3%	0.1%	0.1%	-0.6%	0.7%	-1.1%	-1.0%	0.7%	0.2%	9.2%
2010	0.5%	0.0%	4.0%	0.0%	0.1%	-0.7%	-5.0%	2.7%	-1.0%	0.6%	0.4%	-0.7%	1.5%
2011	0.7%	0.4%	0.9%	1.2%	0.7%	1.5%	0.3%	-2.3%	4.1%	-5.1%	3.7%	-0.1%	6.0%
2012	-0.1%	-0.6%	2.0%	-0.8%	2.2%	-3.7%							-0.7%

*Source: Bloomberg. Data are from 12/31/2001 to 6/29/2012. Voyager as applied to DJ-UBSCI℠ was launched in June 2010. All information included above, prior to June 2010, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this presentation is not intended to predict actual results and no assurances are given with respect thereto.

12 | Barclays Voyager Indices | 2012

1 The Barclays US Aggregate Bond Index was formerly known as the Lehman Brothers US Aggregate Index and was rebranded as a Barclays Index in November 2008. All data used above is historical.
DJ-UBSCI℠ is a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC and UBS Securities LLC.

BARCLAYS

Historical and Hypothetical Historical Performance

500

600

700

Index

80%

100%

Alpha Allocation

Alpha Allocation

Voyager

A key feature of Voyager is the “alpha” switching

mechanism that aims to reduce the drawdown risk

associated with long only commodity index

investing

Alpha Allocation of Voyager1,2

100

200

300

400

20%

40%

60%

Pure Beta

DJ-UBSCI

investing.

Voyager’s alpha allocation is designed to:

– Smooth out commodity returns and to reduce

volatility

0

Dec-01

Jun-02

Dec-02

Jun-03

Dec-03

Jun-04

Dec-04

Jun-05

Dec-05

Jun-06

Dec-06

Jun-07

Dec-07

Jun-08

Dec-08

Jun-09

Dec-09

Jun-10

Dec-10

Jun-11

Dec-11

Jun-12

Date

0% Risk: The alpha allocation can be a drag on

performance, specifically if Voyager incorrectly

allocates to alpha in a rising market Limited Downside1

Voyager’s alpha allocation changes dynamically

over time:

– Alpha allocation has fluctuated between 0 and

90%1

0%

20%

40%

Return

~– Historical average alpha allocation has been

~19%1

-40%

-20%

2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012

Date

Voyager Pure Beta DJUBS SM

1 Source: Bloomberg. Data are from 12/31/2001 to 6/29/2012. Voyager as applied to DJ-UBSCISM was launched in June 2010. All information included above, prior to June 2010, is hypothetical historical. Pure Beta as applied to DJ-UBSCISM (BCC3C1PT Index) was launched in October 2009. All information included above, prior to October 2009, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this presentation is not intended to predict actual results and no assurances are given with respect thereto.

2 means Vo ager inde ill selected means the Vo ager inde ill hold a long position in the An allocation to enhanced beta the Voyager index will hold a long position in the contract selected. An allocation to alpha Voyager index will contract selected plus a short position in the first futures contract.

13 | Barclays Voyager Indices | 2012

Correlation

Correlation matrix of Pure Beta Voyager* (using historical and hypothetical historical returns)

Monthly Return Correlation	Voyager	S&P GSCI®	DJUBS℠	S&P 500®	Barclays US Aggregate Bond Index[1]
Voyager	100.0%	77.6%	88.1%	27.2%	3.3%
S&P GSCI®		100.0%	90.1%	34.5%	-2.2%
DJUBS℠			100.0%	42.4%	4.3%
S&P 500®				100.0%	-7.9%
Barclays US Aggregate Bond Index[1]					100.0%

- During periods when the monthly performance of the DJ-UBSCI℠ was positive, Voyager exhibited a 87% correlation with the DJ-UBSCI℠*
- During periods when the monthly performance of the DJ-UBSCI℠ was negative, Voyager exhibited a 61% correlation with the DJ-UBSCI℠*

*Source: Bloomberg. Data are from 12/31/2001 to 6/29/2012. Voyager as applied to DJ-UBSCI℠ was launched in June 2010. All information included above, prior to June 2010, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this presentation is not intended to predict actual results and no assurances are given with respect thereto.

S&P GSCI® is a trademark of Standard & Poor's Financial Services LLC.
DJ-UBSCI℠ is a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC and UBS Securities LLC.

1The Barclays US Aggregate Bond Index was formerly known as the Lehman Brothers US Aggregate Index and was rebranded as a Barclays Index in November 2008. All data used above is historical.

14 | Barclays Voyager Indices | 2012

BARCLAYS

Appendix: Pure Beta Methodology

15 | Barclays Voyager Indices | 2012

Pure Beta – Overview of the Methodology

Pure Beta uses a quantitative approach to generate commodity returns that attempt to be more representative of the commodity market by choosing a liquid tenor index along the curve that has specific characteristics (described on the following pages).

Pure uses a multi-step process that is intended to an Beta multi allocation implement optimal allocation for each commodity, that attempts to mitigate curve dislocation.

Definitions Investment Process

For each commodity:

Front Year Average Price1: Average of

settlement prices of the contracts in the

upcoming 12 months by their

Step 1 Calculate the tracking error of each Tenor Index

weighted open interest

Tenor Index2: Nearby contract or deferred

contracts up to 11 months out

tenor probabilities

Step 2 Calculate tenor liquidity percentages

Step 3

Liquidity screening: Any tenor index with

outstanding open interest less than 7% of

total open interest of the front year are

excluded from the allocation Determine Pure Beta allocation

Calculate dislocation Step 4

1 The “Front Year Average Price” for a commodity is constructed to measure the theoretical average price of the “front year” of futures contracts for that commodity, weighted by open interest for such futures contracts.

2	“Tenor Index” for a tracks the performance of commodity

16 | Barclays Voyager Indices | 2012

A Index commodity holding and rolling a series of futures contracts for that commodity.

Methodology (1 of 3)

Step 2: Calculate the Tracking Error of each tenor Index to the FYAP

The Front Year Average Price (FYAP) is an open interestweighted average price of contracts with expiries in the next

12 h

Step 1: Calculate the Front Year Average Price (FYAP) for a Commodity

Pure Beta determines the Tenor Indices that are the best

proxies for the front year average price by measuring the

k f h months. d h f

The FYAP is designed to be a more reflective measure of the

true economic value of a given commodity than the front

month price.

tracking error of each index to the front year average price.

Tracking error is the standard deviation of the past 3

months of differences between the daily returns of the front year average price and a Tenor Index.

Open

Interest

% of Total

Open Interest

Price

Contract 1 348,022 37.7% 77.28

Contract 2 102,819 11.1% 78.66

7%

Tracking Error to FYAP

Tracking Error to FYAP

Contract 3 90,525 9.8% 79.84

Contract 4 28,414 3.1% 80.74

Contract 5 24,735 2.7% 81.52

Contract 6 107,030 11.6% 82.24

4%

5%

6%

Contract 7 27,728 3.0% 82.85

Contract 8 13,753 1.5% 83.36

Contract 9 26,196 2.8% 83.86

Contract 10 15,506 1.7% 84.37 0%

1%

2%

3%

Contract 11 15,823 1.7% 84.91

Contract 12 123,804 13.4% 85.46

Front Year Average 80.27

1	2 3 4 5 6 7 8 9 10 11 12

Tenor Index

The table and chart above are hypothetical and for illustrative purposes only. They should not be viewed as an indication or prediction of future results.

17 | Barclays Voyager Indices | 2012

Methodology (2 of 3)

Step 3: Filter Out Illiquid Tenor Indices

- Tenor Indices with a percentage of total open interest of less than 7% are removed to avoid an allocation to a less liquid contract.
- Percentage open interest for a Tenor Index is the open interest of the Tenor Index's contract divided by the commodity's front year total open interest on any particular day.

Tenor Index	Open Interest	% of Total OI	Eligible?
1	92,462	16.8%	✓
2	62,238	11.3%	✓
3	41,772	7.6%	✓
4	63,324	11.5%	✓
5	23,670	4.3%	×
6	58,819	10.7%	✓
7	63,250	11.5%	✓
8	53,107	9.7%	✓
9	41,954	7.6%	✓
10	17,790	3.2%	×
11	17,200	3.1%	×
12	14,368	2.6%	×

Step 4: Filter Out Dislocated Tenor Indices

- Pure Beta identifies Tenor Indices that appear to be experiencing unusual flows.
- Pure Beta assumes that under "normal" conditions, the volatility of a Tenor Index decreases with its maturity.
- Pure Beta seeks to avoid Tenor Indices that violate this downward-sloping volatility rule.

Curve Dislocation


Volatility
50%
45%
40%
35%
30%
25%
Dislocation
Downward sloping volatility profile
1
2
3
4
5
6
7
8
9
10
11
12
Tenor Index

The table and chart above are hypothetical and for illustrative purposes only. They should not be viewed as an indication or prediction of future results.

18 | Barclays Voyager Indices | 2012

BARCLAYS

Methodology (3 of 3)

Tracking Error to Front Year Average Price



Tracking Error to FYAP
7%
6%
5%
4%
3%
2%
1%
0%
1
2
3
4
5
6
7
8
9
10
11
12
Tenor Index

	1	2	3	4	5	6	7	8	9	10	11	12
Filter Illiquid Tenors	✓	✓	✓	✓	✗	✓	✓	✓	✓	✗	✗	✗
Filter Dislocated Tenors	✗	✗	✗	✗	✓	✓	✓	✓	✓	✓	✓	✓
						✓						

↓

Pure Beta allocates to a contract along the futures curve that has the lowest tracking error to the Front Year Average Price, subject to liquidity and curve dislocation constraints.

The table and chart above are hypothetical and for illustrative purposes only. They should not be viewed as an indication or prediction of future results.

19 | Barclays Voyager Indices | 2012

BARCLAYS

Introduction to Commodity Index Investing

20 | Barclays Voyager Indices | 2012

Spectrum from Beta to Alpha in Commodity Indices

The commodity index world has evolved from traditional commodity indices (standard beta) to deferred commodity indices (enhanced beta) to long-short alpha (or outperformance) strategies.

Category	**Standard Beta** *Long Only*	**Dynamic Enhanced Beta** *Long Only*	**Portfolio Allocation Strategies** *Long Only or Long / Short*	**Alpha Generation** *Long / Short*
Products	S&P GSCI® DJ-UBSCI℠ RICI®	Pure Beta Momentum Alpha	**Voyager** Backwardation	ComBATS
Objective[1]	Portfolio Diversification Inflation Hedge	Outperform Standard Beta Use of Optimization Techniques (e.g. modified roll mechanism or weightings)	Outperform Standard Beta Manage Drawdown Risk Lower Volatility	Isolate Term Structure Alpha Market Neutral Low Volatility

Beta → **Alpha**

Note: S&P GSCI® is a trademark of Standard & Poor's Financial Services LLC.
DJ-UBSCI℠ is a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC and UBS Securities LLC.
1 Objectives may not be achieved. An investment in products linked to commodity indices is subject to certain risks. See "Certain Risk Considerations".

21 | Barclays Voyager Indices | 2012

BARCLAYS

Traditional Commodity Index Construction

Traditional commodity indices typically track the return performance of nearby commodity futures contracts (e.g., “S&P GSCI ®” and “DJ-UBSCISM”)

– To maintain exposure to the futures contract that the relevant index intends to track, p , it is necessary to

“roll” from the front month contract (the first futures contract) before expiry, into the next nearby contract (the second futures contract) during the “roll period.”

– Roll – when long a commodity index, the roll involves selling the first futures contract before expiry and buying the second futures contract.

– Roll Period – the time window when exposure is rolled from the first futures contract into the second futures contract.

– The “S&P GSCI®” and “DJ-UBSCISM” standard roll period is from the 5th to 9th business day each month.

The return on a commodity index can be broken down into:

– Price movement of the futures contract.

– Roll yield (as explained on the next page).

– Hypothetical T-bill component (for total return indices).1

Note: S&P GSCI® is a trademark of Standard & Poor’s Financial Services LLC.

DJ-UBSCISM is a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC and UBS Securities LLC.

The techniques described above have considerations beyond the scope of this presentation; investors should consult legal, financial and tax advisors regarding their specific situation.

1 Total return indices include a T-bill component as they are intended to measure the collateralized returns accrued from holding and rolling futures contracts.

22 | Barclays Voyager Indices | 2012

Commodity Index Roll Yield

Roll yield is an important component of commodity index returns and will depend on the shape of the futures curve,

i.e., backwardated (downward sloping) or contango (upward sloping).

Price

Contango

Price

Backwardation

Time to expirTime to expiry y

Assuming the price and shape of the futures curve remain constant and a long position in a futures contract is rolled:

– In backwardation, a more expensive contract will be sold and a cheaper contract purchased, creating a positive

“roll yield” position in a contract

p yield , which can positively impact a long futures contract.

– In contango, a cheaper contract will be sold and a more expensive contract purchased, creating a negative “roll yield”, which can negatively impact a long position in a futures contract.

23 | Barclays Voyager Indices | 2012

Commodity Index Roll Yield

A spot index tracks the price return (changes in the price of the relevant futures contract) and is a theoretical, noninvestable index.

An excess return index tracks the returns accrued from holding and rolling commodity futures.

A i f tidi d t idi d ttthi ttht iti ti comparison of spot indices and excess return indices can demonstrate the impact that a positive or negative roll yield can have on a long position.

Roll yield is determined by the difference in the excess return and spot return indices for each individual commodity.

Average Annual Roll Yield Contribution to Individual Commodity Index Performance from

2001 – 2012 (Excess Return – Spot Return = Roll Yield)1,2

0%

5%

-20%

-15%

-10%

-5%

-30%

-25%

nium

opper

Lead

Nickel

Zinc

ng Oil

Crude

soline

Crude

as Oil

l Gas

Wheat

Wheat

Corn

beans

Coffee

Sugar

Cocoa

otton

Hogs

Cattle

Cattle

Gold

Silver

GSCI

DJUBS

-9.5% -8.7%

Note: Historical results are not indicative of future performance.

1	Source: Bloomberg. Data are from 1/31/2001 to 6/29/2012.
2	S bi di d f i di id l dit l l ti bi di f th E R t d GSCI S t I di GSCI E R t d GSCI S t I di d

Alumi

Co

N

Heatin

Brent C

Gas

WTI C

Ga

Natura

W

KC W

Soyb

C

S

C

Co

Lean H

Live C

Feeder C

S

S&P

D

Subindices used for individual commodity calculations are subindices of the S&P GSCI Excess Return and S&P Spot Indices. S&P Excess Return and S&P Spot Indices and

DJ-UBSCISM Excess Return Index and DJ-UBSCISM Spot Index are used for overall index calculation.

24 | Barclays Voyager Indices | 2012

“Front-end bias”

The front-end of the futures curve for a commodity has historically held the highest number of outstanding contracts (i.e.

the first or second futures contract).

– A large amount of passive money tracks the benchmark indices (traditional commodity indices); potentially greater than

$150bn.1

– Due to the transparency of index rules, the prices of certain commodities can be impacted during the roll period.

The front-end has historically been the steepest part of the futures curve and therefore where roll yield is most significant.

– For contango markets, investing further out on the curve may allow investors to potentially mitigate the effect of negative roll yield.

Th f t d h hi t i ll b th t l til t f th The front-end has historically been the most volatile part of the futures curve.

– The front-end is the part of the curve that has historically been the most exposed to fundamental supply and demand shocks.

Open interest is defined as the total number of Snapshot of % of Total Outstanding Open Interest in Front End2

f t t t t t di i ti l

20%

25%

30%

35%

40% futures contracts outstanding in a particular

commodity.

The chart depicts how a significant portion of

outstanding open interest lies in the front of the

curve, resulting from investments in the S&P

0%

5%

10%

15%

nt

go

oil

gs

ral

ne

tle

ar

on

de

er

kel

ng

nc

as

rn

er

ee

ns

m

er

ad

ld

oa

Tin

, gf

GSCI®, DJ-UBSCISM and other front month

indices.

The average percentage of total outstanding

open interest in the front end for all

commodities in the S&P GSCI® and DJ UBSCISM

Bre

Chicag

Gaso

Lean Hog

Natur

Gasolin

Live Catt

Sug

Cotto

WTI Crud

Feed

Nick

Heatin

Zin

Kansa

Co

Copp

Coffe

Soybean

Aluminu

Silv

Lea

Go

Coco

T

1	Source: Barclays, as of June 2012 in OTC Products and Securities.

2 Subindices used for individual commodity calculations are subindices of the S&PT GSCI® Excess Return and S&P GSCI ® Spot Indices. S&P GSCI ® Excess Return and S&P GSCI ® Spot Indices

and DJ-UBSCISM Excess Return Index and DJ-UBSCISM Spot Index are used for overall index calculation. Source: Bloomberg. Data are as of October 4, 2011. Subindices used for individual commodity calculations are DJ UBSCISM Excess Return This chart is for illustrative only performance DJ-is ~18%.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

subindices of the S&P GSCI Excess Return and DJ-Return. purposes only. Past performance is not indicative of future performance. The chart assumes $166bn in index notional (in OTC products and securities).

25 | Barclays Voyager Indices | 2012

Certain Risk Considerations

26 | Barclays Voyager Indices | 2012

Certain Risk Considerations

The Alpha Signal Test May be Ineffective, Producing Returns that Underperform the Relevant Reference Index, and May Cause the Voyager Product to Decrease

in Price:

Voyager Products are proprietary indices designed to reflect the returns available through the application of the Voyager signal to various commodities futures contracts included in commodities indices. The application of the Voyager signal seeks to outperform the relevant reference index through a dynamic allocation mechanism that alternates between (i) long and (ii) long and short positions in various underlying commodities futures contracts based on market trends in such contracts based on historical and hypothetical historical pricing data. However, there can be no guarantee that the application of the Voyager signal will succeed in these objectives. The Voyager signal may not accurately predict market trends in a commodities futures contract, and an allocation to such futures contract may not be optimal and may result in a lower index level. If the Voyager signal proves to be ineffective, then an investment in the Voyager Product may underperform a corresponding investment in instruments linked to other commodity indices, possibly by a substantial margin

Market Risk:

h d l k d d d l h h d l The return on structured investments linked to products or indices utilizing the Voyager methodology (“ Structured Investments”) is dependant on movements in the level, value and price of such index or product (each a “Voyager Product”). Thus, changes in the level of any Voyager Product will determine the amount payable on the Structured Investment. If a Voyager Product declines or remains unchanged, the return on the Structured Investment may be affected

The investor should be willing to hold the Structured Investment until maturity. If the investor sells the Structured Investment before maturity, the investor may have to do so at a substantial discount from the issue price, and as a result, the investor may suffer substantial losses. The price, if any, at which the investor will be able to sell the Structured Investment prior to maturity may be substantially less than the amount originally invested in the Structured Investment, depending upon, the level of the Voyager Product at the time of the sale

Credit of Issuer:

The types of Structured Investments detailed herein are senior unsecured obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Structured Investments, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Structured Investments and, in the event Barclays Bank PLC was to default on its obligations, the investor may not receive the amounts owed under the terms of the Structured Investments

Past Performance:

Hypothetical historical and historical results are not indicative of future performance of any Voyager Product or any related investment. Neither Barclays Bank

PLC nor Barclays Inc. makes any representation, assurances or guarantees that an investment in a Structured Investment will achieve returns consistent with historical or hypothetical historical results

Liquidity:

There may be little or no secondary market for the Structured Investments. Barclays Inc. and other affiliates of Barclays Bank PLC intend to engage in limited purchase and resale transactions. If they do, however, they are not required to do so and may stop at any time, and there may not be a trading market in this product. If the investor sells the Structured Investments prior to maturity, the investor may have to sell them at a substantial loss. The investor should be willing to hold the Structured Investments to maturity

27 | Barclays Voyager Indices | 2012

Certain Risk Considerations

Price Volatility:

Movements in the level of any Voyager Product or such Product’s respective components are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. As a result, it is impossible to predict whether the level of the

Voyager Product will rise or fall during the term of the Structured Investments. Changes in the level will determine the payment at maturity on the Structured

Investments. We cannot guarantee that these changes will be beneficial to the investor, and therefore the return at maturity may be adversely affected. Any payment on the Structured Investments is subject to the creditworthiness of the Issuer

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Structured Investments Prior to Maturity:

The original issue price of the Structured Investments includes the agent’s commission and the cost of hedging the issuer’s obligations under the Structured

Investments through one or more of the issuer’s affiliates. As a result, the price, if any, at which Barclays Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Structured Investments from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the

d ld l b ll ThS dI d d b h maturity date could result in a substantial loss to you. The Structured Investments are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Structured Investments to maturity

Potential Conflicts:

Barclays Bank PLC and its affiliates play a variety of roles in connection with the issuance of the Structured Investments, including hedging its obligations under the Structured Investments and as index sponsor. In performing these duties, the economic interests of Barclays Bank PLC and its affiliates are potentially adverse to your interests as an investor in the Structured Investments

Many Economic and Market Factors Will Impact the Value of the Structured Investments:

In addition to the level of a Voyager Product on any day, the value of the Structured Investments will be affected by a number of economic and market factors that may either offset or magnify each other, including:

– the expected volatility of the Voyager Product or its underlying components;

– the time to maturity of the Structured Investments;

– interest and yield rates in the market generally;

– a variety of economic, financial, political, regulatory or judicial events; and

– the creditworthiness of the issuer, including actual or anticipated downgrades in the credit ratings of Barclays Bank PLC

Sales Through Barclays Wealth:

Barclays Wealth and Investment Management (“Barclays Wealth”), the wealth management division of Barclays Bank PLC, may arrange for the sale of the

Structured Investments to certain clients. The role of Barclays Wealth as a provider of certain services to such customers and as agent for Barclays Bank PLC, as the case may be, in connection with the distribution of the Structured Investments to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth is acting solely as agent for Barclays Bank PLC, as the case may be. If you are considering whether to invest in the Structured

Investments through Barclays Wealth, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment

28 | Barclays Voyager Indices | 2012

Disclaimers

29 | Barclays Voyager Indices | 2012

DJ-UBSCISM Disclaimer

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”),

and have been licensed for use. “Dow Jones®”, “DJ”, “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “DJ-UBSCISM” and “DJUBSCITRS<“

are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sublicensed for use for certain purposes by Barclays Bank PLC .

The Barclays Pure Beta DJ-UBS CISM Total Return Index and the Barclays Voyager III DJ-UBS CISM Total Return Index, which are based on the Dow Jones-UBS Commodity IndexSM, is not sponsored or endorsed by Dow Jones, UBS AG, UBS Securities CME Indexes or any of their subsidiaries or affiliates, but is published with their consent. The investment products based on the Barclays Pure Beta DJ-UBS

CISM Total Return Index and the Barclays Capital Voyager III DJ-UBS CISM Total Return Index are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities CME Indexes CI DJ CI or any of

their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the investment products based on the Barclays Pure Beta DJ-UBS CISM Total Return Index or the Barclays Voyager III DJ-UBS CISM Total Return Index or any member of the public regarding the advisability of investing in securities or commodities generally or in such products particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to the Barclays Bank PLC and the Index Sponsor is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by CME Indexes in conjunction with UBS Securities without regard to Barclays Bank PLC, the Index Sponsor, the Barclays Capital Pure Beta DJ-UBS CISM Total Return Index, the Barclays Voyager

III DJ-UBS CISM Total Return Index or investment products based on the Index. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of Barclays Bank PLC, the Index Sponsor,

the Index or the owners of any investment products based on the Barclays Capital Pure Beta DJ-UBS CISM Total Return Index or the Barclays Capital Voyager III DJ-UBS CISM Total Return Index into consideration in determining, composing or calculating DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the investment products based on the Barclays Pure Beta DJ-UBS CISM Total Return Index or the Barclays Voyager III DJ-UBS CISM

Total Return Index to be issued or in the determination or calculation of the equation by which such products are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or

any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to the Index Sponsor or customers of investment products based on the Index, in connection with the administration, marketing or trading of the Barclays Pure Beta DJ-UBS CISM Total Return Index or the Barclays Capital Voyager III DJ-UBS CISM Total Return Index or such products. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the investment products based on the Barclays Pure Beta DJ-UBSCISM Total Return Index or the Barclays Voyager III DJ-UBS CISM Total Return Index currently being issued by Licensee, but which may be similar to and competitive with any such products. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow

Jones-UBS Commodity IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and any investment products based on the Barclays Pure Beta DJUBSCISM

Total Return Index or the Barclays Voyager III DJ-UBS CISM Total Return Index.

This presentation relates only to Barclays Pure Beta DJ-UBS CISM Total Return Index and the Barclays Voyager III DJ-UBSCISM Total Return and the investment products based on each Index and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones-UBS Commodity IndexSM components. Purchasers of investment products based on the Barclays Pure Beta DJUBSCISM

Total Return Index or the Barclays Voyager III DJ-UBSCISM Total Return Index should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates.

The information in this document regarding the Dow Jones-UBS Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities,

CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-UBS Commodity IndexSM components in connection with any investment products based on the Barclays Pure Beta DJ-UBSCISM Total Return Index or the Barclays Voyager III DJ-UBS CISM Total Return Index . None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-UBS Commodity IndexSM components,

including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS

COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY

LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY

WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, THE INDEX SPONSOR, OWNERS OF ANY INVESTMENT PRODUCTS BASED ON THE BARCLAYS PURE BETA

DJ-UBSCISM TOTAL RETURN INDEX OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS

AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF

THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT,

PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR

ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND BARCLAYS BANK PLC, OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

30 | Barclays Voyager Indices | 2012

S&P GSCI® Disclaimer

The S&P GSCI Index (the “Index”) is not sponsored, endorsed, sold or promoted by Standard & Poor’s Financial Services LLC

(“S&P”) or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Index or any member of the public regarding the advisability of investing in securities generally or the Index particularly or the ability of the Index to track general commodity market performance S&P’s and third in performance. P s its party licensor’s only relationship Barclays is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to Barclays or the Index. S&P and its third party licensors have no obligation to take the needs of Barclays or the owners of the Index into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Index or the timing of the issuance or sale of the

Index or in the determination or calculation of the equation by which the Index is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Index.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS

OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT

LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT

THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR

LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND

EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH

RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN

NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT,

SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS,

TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES,

WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

The S&P Marks are trademarks of Standard & Poor’s Financial Services LLC, and have been licensed for use by Barclays.

The GSCI is not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies.

31 | Barclays Voyager Indices | 2012

Disclaimer

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about

Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc., Barclays Wealth or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. or Barclays Wealth sales representative, such dealer or 1-888-

227-2275 ( Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue – Attn: US InvSol Support, New York, ) py p p y y p , pp , , NY 10019.

This document has been prepared by Barclays Bank PLC (“Barclays”) or an affiliate, for information purposes only and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation,

legal, business, tax or other advice by Barclays.

No transaction or services relating to any financial products or investments pursuant to or relating to the strategies and indices described herein (“Products”) can be consummated without

Barclays’ formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary. Accordingly you must independently determine, with your own advisors, the appropriateness for you of the securities/transaction before investing or transacting. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. The value of any Product may fluctuate as a result of market changes. The information in this document is not intended to predict actual results and no assurances are given with respect thereto.

Products or investments of the type described herein may involve a high degree of risk and the value of such Products or investments may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. In certain transactions, counterparties may lose their investment or incur unlimited loss. This brief statement does not disclose all risks and other significant aspects in connection with transactions of the type described herein. Prior to transacting, counterparties should ensure that they fully understand (either on their own or through the use of independent expert advisors) the terms of the transaction and any legal, tax or accounting considerations applicable to them.

Barclays and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used and cannot be used by you for the purpose of avoiding U.S. tax-related penalties and (ii) is written to support the promotion or marketing of the transactions, the Products, or other matters addressed herein. Accordingly you should seek advice based on your particular circumstances from an independent tax advisor.

THIS DOCUMENT DOES NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO AN INVESTMENT IN ANY PRODUCT. PRIOR TO TRANSACTING, POTENTIAL

INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODUCT AND ANY APPLICABLE RISKS. INVESTORS SHOULD ONLY TRANSACT AFTER READING THE

INFORMATION IN THE RELEVANT OFFERING DOCUMENT (WHICH HAS BEEN OR WILL BE PUBLISHED AND MAY BE OBTAINED FROM BARCLAYS).

Any investment decision must be based solely on information included in the relevant offering documents, such investigations as the investor deems necessary and consultation with the investor’s own legal, regulatory, tax, accounting and investment advisors in order to make an independent determination of the suitability and consequences of an investment in the Products referred to herein.

Structured securities, derivatives and options are complex instruments that are not suitable for all investors, may involve a high degree of risk, and may be appropriate investments only for sophisticated investors who are capable of understanding and assuming the risks involved. Supporting documentation or any claims, comparisons, recommendations, statistics or other technical data will be supplied upon request. Please Read the http://www.optionsclearing.com/about/publications/character-risks.jsp.

Certain of the indices referenced in this document are not in any way affiliated with Barclays and the owners of those indices and their affiliates take no responsibility for any of the content within this document. This document is not sponsored, endorsed, or promoted by any of these entities or their affiliates and none of these entities make any representation or warranty, express or implied, to any member of the public regarding the accuracy of the information cited in this document.

Barclays Capital Inc., the United States affiliate of Barclays Bank PLC, accepts responsibility for the distribution of this product in the United States. Any transactions by U.S. persons in any security discussed herein must only be carried out through Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019.

© 2012, Barclays Bank PLC (All rights reserved).

32 | Barclays Voyager Indices | 2012